Exhibit 10.16
LINE OF CREDIT AGREEMENT
     THIS LINE OF CREDIT AGREEMENT (“Agreement”), made and entered into as of the 6th day of April, 2009, by and among COLUMBUS BANK AND TRUST COMPANY, a Georgia banking corporation (the “Bank”), as First Party, FORTEGRA FINANCIAL CORPORATION, a Georgia corporation (“Borrower”), and LOTS INTERMEDIATE CO., a Delaware corporation (“Guarantor”), as Second Parties (Borrower and Guarantor are herein sometimes collectively called “Second Parties” with each being a “Second Party”);
W I T N E S S E T H   T H A T:
     WHEREAS, Borrower has requested that Bank provide to Borrower a revolving line of credit in the maximum principal amount of Fifteen Million and No/100ths Dollars ($15,000,000.00) to be used by Borrower in the acquisition of agencies, and Bank is willing to extend such credit on the terms hereinafter provided; and
     WHEREAS, Borrower owns 100% of the issued and outstanding stock in Guarantor, and by virtue of being a wholly-owned Subsidiary of Borrower, Guarantor will benefit from Bank establishing the requested $15,000,000.00 credit line for Borrower; and
     WHEREAS, to induce Bank to establish said credit line for Borrower, Guarantor has agreed to guarantee the payment and performance of all debts, liabilities and obligations of Borrower with respect to such credit line and Borrower has agreed to pledge all of its stock in Guarantor as security for said credit line.
     NOW THEREFORE, for the purpose of inducing Bank to establish the $15,000,000.00 credit line for Borrower, and in consideration of the commitments herein made by Bank and for the other considerations and mutual agreements of the parties hereinafter expressed, the parties hereby covenant and agree as follows:

     SECTION 1. THE LINE OF CREDIT LOAN.
          (a) The Credit Line. Bank agrees to establish a line of credit in favor of Borrower (the “Credit Line”) so that, so long as there is not in existence any default or Event of Default hereinafter contemplated and subject to the terms and conditions hereof, Borrower may borrow and successively repay and re-borrow up to a maximum aggregate principal amount outstanding at any one time equal to Fifteen Million and No/100ths Dollars ($15,000,000.00) (the “Commitment”). Subject to the restrictions hereinafter specified, funds borrowed on the Credit Line, other than the initial advance thereon, may be used by Borrower solely for the acquisition of agencies by Borrower or a wholly- owned Subsidiary of Borrower or a wholly-owned Subsidiary of Guarantor and for such other purposes as may be expressly approved by Bank in Bank’s reasonable discretion.
The initial advance made contemporaneously herewith under the Credit Line shall be used solely for the purposes of paying the items listed on the closing statement dated the date hereof (the “Closing Statement”) executed by Borrower in connection with the Credit Line.
          (b) Restriction on Use of Borrowed Funds. Borrower expressly covenants and agrees that in no event shall any funds borrowed on the Credit Line be used by Borrower or made available by Borrower for use by others, for the purpose (whether immediate, incidental or ultimate) of buying or carrying margin stock as contemplated by Regulation U of the Federal Reserve Board.
          (c) The Line of Credit Note. The Credit Line shall be evidenced by a revolving line of credit note from Borrower payable to Bank’s order in the face principal amount of up to $15,000,000.00 (such revolving line of credit note and all amendments, modifications, extensions, renewals and replacements thereof being herein called the “Line of Credit Note” or

“Note”), which is executed and delivered contemporaneously herewith, and is made a part hereof by this reference. The Line of Credit Note provides for accrual and monthly payment of interest on the amounts of principal from time to time advanced and outstanding on the Credit Line at the interest rate provided therein, and provides that the principal amount outstanding shall be due and payable in full on the Maturity Date (as defined in the Line of Credit Note), along with all accrued and unpaid interest thereon. Bank shall not be obligated to fund any advances under the Credit Line on or after the Maturity Date (as defined in the Line of Credit Note).
          (d) Advances. An initial advance of $87,850.00 is herewith made by Bank on the Credit Line, which advance is being used to pay the items identified on the Closing Statement. Subject in all events to the limitations set forth in this Agreement, Bank shall continue to advance funds to Borrower on the Credit Line by entering such advances as debits to Borrower’s Loan Account. For the purposes of this Agreement, “Borrower’s Loan Account” shall mean the account on the books of Bank in which Bank will record loans or other advances made by Bank to or for the benefit of Borrower pursuant to the terms of this Agreement, payments received on such loans and advances and other appropriate debits and credits as provided by this Agreement or the Line of Credit Note. Funds henceforth borrowed on the Credit Line will be advanced to Borrower from time to time upon Borrower’s written request to Bank, which request must include a statement of the amount requested, the purpose for which the advance is requested, the date on which the funds are to be advanced and such other information as Bank may reasonably require. Each request must be provided to Bank at least three (3) Business Days prior to the date on which the advance is to be funded (which funding date must be a Business Day); provided, however, Borrower must deliver to Bank at least thirty (30) days prior to any advance financial information (including without, limitation, balance sheets and operating statements) on any agency which will be acquired in whole or in part with funds to be drawn from the Credit Line and other information reasonably requested by Bank demonstrating to Bank’s reasonable satisfaction that such acquisition will not result in Borrower being in violation of any of the financial covenants set forth in Section 4(z) of this Agreement. Bank will not be obligated to fund an advance if (i) an Event of Default has occurred and is continuing hereunder, (ii) if facts or circumstances exist that but for the giving of notice and/or lapse of time would constitute an Event of Default hereunder, (iii) if the funding of the advance would result in Borrower and/or Guarantor not being in compliance with the covenants contained in this Agreement, (iv) after the Maturity Date (as defined in the Line of Credit Note) or (v) if in Bank’s reasonable determination the proposed agency acquisition could result in Borrower being out of compliance with the financial covenants set forth in Section 4(z) of this Agreement. In no event shall the aggregate principal amount outstanding at any one time under the Credit Line exceed the Commitment. Bank may at Bank’s option limit the amount that may be advanced from the Credit Line for any agency acquisition to no more than $10,000,000.00.
     Second Parties agree that if funds from the Credit Line are used in an acquisition and the newly acquired entity will not be (or the assets being acquired will not be acquired by) a wholly-owned Subsidiary of Guarantor, then Bank must be granted a first priority security interest in all of the ownership, equity, economic, beneficial and voting interest in such acquired entity (or in such entity acquiring the assets of any company or agency) as security for the Secured Obligations by means of a pledge agreement acceptable to Bank in its reasonable discretion; provided that to the extent funds from the Credit Line used in such acquisition are repaid with Acquisition Debt (as hereinafter defined), then Bank will upon written request from Borrower terminate the security interest granted to Bank in such acquired entity (or such entity acquiring the assets of any company or agency).
          (e) Deposit of Advances. Unless otherwise mutually agreed to by Borrower and Bank, advances from the Credit Line shall be funded by Bank via deposit to Borrower’s checking account at Bank, and if funded by a deposit to Borrower’s checking account, each such advance shall be deemed received by Borrower when actually deposited in said account. Any such request for advance may be made on Borrower’s behalf by such officer or employee or agent of Borrower as shall be designated in writing by Borrower. Initially, Borrower designates each of Richard S. Kahlbaugh and Michael Vrban as an authorized agent of Borrower for requesting advances under the Credit Line (if there is more than one designated authorized agent of Borrower, the request of only one authorized agent shall be required for funding any advance). Should additional authorized agents of Borrower be designated by Borrower or should Borrower desire to revoke the designation of a previously designated authorized agent of Borrower, such action shall be effective upon confirmed receipt by the lending officer at Bank managing the Credit Line of written notice from Borrower of such designation or revocation, as the case may be. Bank may act on an original or a copy of a request for advance in good faith believed by Bank to be from an authorized agent of Borrower or on a request for advance sent via email which Bank in good faith believes was sent by or at the direction of an authorized agent of Borrower. As to each advance made on the Credit Line, Bank is hereby authorized to debit the amount thereof to the Line of Credit Note, without notice, as an advance of principal which will bear interest and be secured as provided herein and in the Line of Credit Note; Borrower hereby expressly waives notice of any such advance at any time made by Bank on the Credit Line and notice of any such debit to the Note.

     In no event shall the aggregate principal amount outstanding at any one time on the Credit Line exceed Fifteen Million and No/100ths U.S. Dollars ($15,000,000.00). Bank shall have no obligation to advance any funds on the Credit Line at any time after an Event of Default shall have occurred hereunder and is continuing.
     If at any time Borrower is not entitled to any advances on the Credit Line by the terms of this Agreement, Bank may, in its sole discretion, make requested advances; however, it is expressly acknowledged and agreed that, in such event, Bank shall have the right, in its sole and absolute discretion, to decline to make any requested advance and to require any payment required under the terms of this Agreement without prior notice to Borrower, and the making of any such requested advances shall not be construed as a waiver of such right by Bank.
     In the event that the availability of the Credit Line hereunder expires by the terms of this Agreement or by the terms of any agreement extending the expiration date of the Credit Line, Bank may, in its sole discretion, make requested advances (and Borrower shall promptly repay any such advance with interest thereon at the interest rate provided in the Line of Credit Note); however, it is expressly acknowledged and agreed that in such event, Bank shall have the right, in its sole and absolute discretion, to decline to make any requested advance and may require payment in full of the Line of Credit Note at any time without prior notice to Borrower, and the making of any such requested advances shall not be construed as a waiver of such right by Bank.
     The maximum amount of the Commitment available to be drawn under the Credit Line shall be reduced by sums borrowed and advanced on the Line of Credit Note for and during the time that same are outstanding.

     If at any time the unpaid principal balance of the Credit Line shall exceed Fifteen Million and No/100ths U.S. Dollars ($15,000,000.00), then Borrower immediately shall pay to Bank the amount of such excess to be credited by Bank to the unpaid principal balance of the Credit Line.
          (f) Debit to Note. As to the initial advance herewith made and each advance henceforth made hereunder, Bank shall be and is hereby authorized to debit the amount thereof to the Line of Credit Note, without notice, as an advance of principal that will bear interest and be secured as herein and in the Line of Credit Note provided; Borrower hereby expressly waives notice of any such advance at any time made by Bank hereunder and notice of any such debit to the Line of Credit Note.
          (g) Duration. Unless sooner terminated, the Credit Line shall be available to Borrower for a period commencing on the date hereof and expiring on March 31, 2010, which shall be the maturity date of the Line of Credit Note. Should the Credit Line be extended or renewed on or after March 31, 2010, any such extension or renewal to be in the sole and absolute discretion of Bank, then any such extension or renewal shall be on such terms as shall be agreed upon in writing by Bank and Borrower at that time, but except to the extent the provisions hereof conflict with any terms then agreed to in writing by Bank and Borrower, all provisions and terms hereof shall remain in full force and effect with regard to any such extension or renewal.
          (h) Credit Line Fee. For establishing the Credit Line, Bank shall be entitled to an origination fee in the amount of $75,000.00, payable by Borrower contemporaneously herewith. Said fee shall be conclusively deemed to be fully earned when paid and shall be non-refundable.
          2. SECURITY FOR THE NOTE.

          (a) Contemporaneously herewith, Borrower is executing and delivering to Bank that certain Stock Pledge and Security Agreement dated as of even date herewith by and between Borrower and Bank (such Stock Pledge and Security Agreement as originally executed and as same may be amended or modified from time to time being herein called the “Pledge Agreement”) whereby Borrower pledges to Bank, inter alia, all of Borrower’s stock in Guarantor as security for the payment of the Secured Obligations (as hereinafter defined), and Borrower is executing and delivering to Bank a Pledge and Security Agreement (Deposit Accounts) dated as of even date herewith (such Pledge and Security Agreement (Deposit Accounts) and all amendments and modifications thereof being herein called the “Deposit Account Pledge”) whereby Borrower grants to Bank a security interest in certain accounts of Borrower as security for the payment of the Secured Obligations (as hereinafter defined). Also, contemporaneously herewith, Guarantor is executing and delivering to Bank an Unconditional Guaranty dated as of even date herewith (such Unconditional Guaranty as originally executed and as same may be amended and modified from time to time being herein called the “Guaranty”) whereby Guarantor guarantees to Bank, inter alia, the payment of the debts, liabilities and obligations of Borrower evidenced by or arising under the Note.
          (b) For the purposes of this Agreement, the term “Collateral” shall mean and include the “Collateral” described in the Pledge Agreement, the “Pledged Assets” as described in the Deposit Account Pledge and any and all other property of any nature whatsoever of any one or more of the Second Parties or any Subsidiary of a Second Party which hereafter may be assigned, transferred or pledged to Bank as security for all or any of the Secured Obligations (as hereinafter defined). The debts, liabilities and obligations of Borrower, whether now existing or hereafter incurred or arising, evidenced by the Note, the obligations of Borrower hereunder, and all debts, liabilities and obligations of Borrower to Bank of every nature, whether now existing or hereafter incurred, relating to the Credit Line (and any renewal, extension and/or refinancing thereof) are herein called the “Liabilities”.
     3. LOAN DOCUMENTS/DEFINITIONS.
     For the purposes of this Agreement, the term “Loan Documents” shall mean, collectively, this Agreement, the Note, the Pledge Agreement, the Deposit Account Pledge, the Guaranty and all other instruments and documents now or hereafter entered into by Second Parties or either Second Party in connection with, as security for, or related to the Credit Line or any amendment, modification or refinancing thereof.
     For purposes hereof, the following terms used herein have the following meanings:
          (1) “Business Day” shall mean any day other than a Saturday or a Sunday or a day on which commercial banks in the State of Georgia are authorized or required by law to close.
          (2) “Person” shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.
          (3) “Secured Obligations” shall mean (i) all indebtedness and obligations of Borrower to Bank evidenced by or arising under the Line of Credit Note, whether now existing or hereafter arising, including any extensions and renewals of said Line of Credit Note, (ii) all costs of collection incurred by Bank in enforcing this Agreement or the Note or any of the Loan Documents, (iii) all obligations of Borrower under this Agreement and under the Pledge Agreement, and (iv) any and all other indebtedness, liabilities and obligations which may now or hereafter be owing by Borrower to Bank under the Loan Documents or otherwise related to the

Credit Line, however and whenever created, arising or evidenced, whether alone or together with another or others, whether direct, indirect or by way of assignment, whether joint or several, absolute or contingent, due or to become due, and whether as principal, maker, endorser, surety, guarantor, or otherwise, or which Bank may now or hereafter have, own or hold.
          (4) “Subsidiary” shall mean, with respect to any Person, any corporation or other entity (including, without limitation, limited liability companies, partnerships, joint ventures and associations) regardless of its jurisdiction of organization or formation, at least a majority of the total combined voting power of all classes of voting stock or other ownership interests of which shall, at the time as of which any determination is being made, be owned by such Person, either directly or indirectly, through one or more other Subsidiaries.
     Unless otherwise specified herein, all accounting terms used herein or in any other Loan Documents shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles (“GAAP”) existing on the date of determination (or if agreed by Bank and Borrower on the date hereof) consistently applied. As used herein or in any other Loan Document, the term “consolidated”, with respect to any financial statements of any Person shall mean consolidated in accordance with GAAP.
     When the payment of any obligation or the performance of any covenant, duty or obligation hereunder or under any other Loan Document is stated to be due or performance required on a day which is not a Business Day, the date of such payment or performance shall extend to the immediately succeeding Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SECOND PARTIES.
     To induce Bank to extend credit to Borrower as herein contemplated, the respective Second Parties hereby covenant and agree with Bank as follows and represent and warrant to Bank, as applicable, as follows:
          (a) Binding Obligation. (i) This Agreement, the Note and other Loan Documents being executed and delivered contemporaneously herewith by Borrower constitute valid and binding obligations of Borrower enforceable in accordance with their respective terms.
               (ii) This Agreement, the Guaranty and other Loan Documents being executed and delivered contemporaneously herewith by Guarantor constitute valid and binding obligations of Guarantor enforceable in accordance with their respective terms.
          (b) Financial Condition. The consolidated financial statements of Borrower and its Subsidiaries which have been delivered to Bank present fairly in all material respects the financial condition and income of such entities in accordance with GAAP as of the date or dates and for the period or periods stated therein. No material adverse change in any Second Party’s financial condition has occurred since the date of the most recent financial statement of each of them delivered to the Bank.
          (c) No Default. None of Second Parties is in default in any respect that would reasonably be expected to be materially adverse to the properties or business, operations, or condition, financial or otherwise, of any of Second Parties, taken as a whole, under any existing security agreement, mortgage, agreement, or other instrument to which any of Second Parties is a party or by which any of Second Parties is contractually bound.

          (d) Compliance with Law, etc. None of Second Parties, to the knowledge of Second Parties, is in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which any of Second Parties or any of the property or business operations of any of Second Parties is subject, which violation would reasonably be expected to be materially adverse to the properties, business, operations or financial condition of any of Second Parties, taken as a whole. None of Second Parties has failed to obtain any license, permit, franchise, or other governmental authorization necessary to the ownership of any of its properties or to the conduct of its businesses, the failure to obtain which would reasonably be expected to be materially adverse to the properties, business, operations or financial condition of any of the Second Parties, taken as a whole.
          (e) No Restrictions. None of Second Parties is subject to any restrictions imposed by any agreement or other instrument to which any Second Party is a party or by which any Second Party is bound or by any law which would materially adversely affect any Second Party’s ability to enter into this Agreement and the other Loan Documents and to fulfill all obligations imposed upon Second Parties (or any of them) hereunder and thereunder, and the provisions of this Agreement and the other Loan Documents and the fulfillment of the obligations thereby imposed upon Second Parties (or any of them) will not conflict with or constitute a default under any agreement, instrument or, to the knowledge of any Second Party, law binding upon any Second Party.
          (f) Title to Collateral. Borrower has good and marketable title to 100% of the issued and outstanding stock in Guarantor, free and clear of all liens and encumbrances of every nature whatsoever except for the lien and security interest in favor of Bank, and Borrower has full power and authority to enter into and deliver the Pledge Agreement and to convey the Collateral described therein to Bank as security for the Secured Obligations.
          (g) Litigation. There is no pending or, to the knowledge of any Second Party, threatened claim, action, suit, investigation or other proceeding at law or in equity by or before any federal, state, local or other court or governmental agency, nor is there any judgment, order, writ, injunction or decree of any such court or agency affecting any Second Party or any properties or assets of any Second Party, which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties or business of Second Parties, taken as a whole, and/or the ability of Second Parties, taken as a whole, to perform their obligations under any of the Loan Documents.
          (h) Tax Returns. Each Second Party has filed or caused to be filed all required federal, state, local, foreign or other tax returns and reports and has paid all taxes, including penalties and interest, imposed upon any Second Party or any property or assets of any Second Party. Neither of the Second Parties is aware of any pending investigation of any Second Party, or any of the income or assets of any Second Party by any federal, state, local or foreign taxing authority.
          (i) Status of Second Parties. (A) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and is duly qualified to transact business in all other states and jurisdictions where such qualification is necessary except, in each case, to the extent that the failure to do so would not reasonably be expected to have a material adverse effect on the properties, business, operations or financial condition of Borrower, and Borrower has full power and authority to execute and deliver this Agreement and the other Loan Documents to which it is a party and to own its assets and to transact the business it is now engaged in, and to incur the obligations provided for herein and therein, all of which have been duly authorized by proper corporate action. Borrower shall preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction where such qualification is necessary, except, in each case, to the extent that the failure to do so would not reasonably be expected to have a material adverse effect on the properties, business or financial condition of Borrower. Borrower shall continue to engage in a business of the same general type as conducted by it on the date hereof.
               (B) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business in all other states and jurisdictions where such qualification is necessary, except, in each case, to the extent that the failure to do so would not reasonably be expected to have a material adverse effect on the properties, business, operations or financial condition of Guarantor, and Guarantor has full power and authority to execute and deliver this Agreement and the other Loan Documents to which it is a party and to own its assets and to transact the business it is now engaged in, and to incur the obligations provided for herein and therein, all of which have been duly authorized by proper corporate action. Guarantor shall preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation in each jurisdiction where such qualification is necessary except, in each case, to the extent that the failure to do so would not reasonably be expected to have a material adverse effect on the properties, business, operations or financial condition of

Guarantor. Guarantor shall continue to engage in a business of the same general type as conducted by it on the date hereof.
               (C) Each Subsidiary of a Second Party is a limited liability company, corporation, or limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization, incorporation or formation, as applicable, and is duly qualified to transact business in all other states and jurisdiction where such qualification is necessary, except, in each case, to the extent that the failure to do so would not reasonably be expected to have a material adverse effect on the properties, business, operations or financial condition of all such entities taken as a whole, and each Subsidiary of a Second Party has full power and authority to own its assets and to transact the business it is now engaged in. Each Subsidiary of a Second Party holds and shall maintain all licenses and permits necessary to conduct its business as currently conducted. Borrower shall cause each Subsidiary of a Second Party to preserve and maintain its limited liability company, corporate or limited partnership existence and good standing in the jurisdiction of its organization, incorporation or formation and qualify and remain qualified as a foreign limited liability company, corporation or limited partnership in each jurisdiction where such qualification is necessary, except, in each case, to the extent that the failure to do so would not reasonably be expected to have a material adverse effect on the properties, business, operations or financial condition of all such entities taken as a whole. Each Subsidiary of a Second Party shall continue to engage in a business of the same general type as conducted by it on the date hereof or activities reasonably related or ancillary thereto.

               (D) None of the Second Parties is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          (j) Financial Reporting. (i) Borrower agrees to furnish to Bank or cause to be furnished to Bank, at the cost and expense of Borrower, the following:
                    (A) as soon as practicable and in any event within 45 days after the end of each fiscal quarter of each fiscal year of Borrower, beginning with the quarter ended March 31, 2009, a statement of results of operations of Borrower and a consolidated statement of results of operations of Borrower and its Subsidiaries for the period from the beginning of the current fiscal year of Borrower to the end of such quarter, and a balance sheet and income statement of Borrower and a consolidated balance sheet and income statement of Borrower and its Subsidiaries as at the end of such quarter, setting forth in each case figures for the corresponding period in the preceding fiscal year of Borrower, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification from the chief financial officer of Borrower that the information contained in such financial statements fairly present in all material respects the financial condition of Borrower and its Subsidiaries on the date thereof, subject to changes resulting from year-end adjustments; and
                    (B) as soon as practicable and in any event within 120 days after the close of each fiscal year of Borrower, beginning with the close of the current fiscal year of Borrower, audited financial statements of Borrower for such year and audited consolidated financial statements of Borrower and its Subsidiaries for such year, to include, without limitation, balance sheets and statements of income and cash flow of Borrower and consolidated balance sheets and statements of income and cash flow of Borrower and its Subsidiaries for such fiscal year of Borrower, prepared in accordance with generally accepted accounting principles by an independent certified public accountant selected by Borrower and acceptable to the Bank, and certified by the chief financial officer of Borrower and such independent certified public accountant that the information contained in such financial statements fairly present in all material respects the financial condition of Borrower and its Subsidiaries for the period covered thereby; and
                    (C) concurrently with the delivery of the financial statements described in subsection (B) above, a certificate from the chief financial officer of Borrower or other representative of Borrower reasonably acceptable to Bank certifying to the Bank on behalf of Borrower (1) that no Event of Default, or any event which with the giving of notice or lapse of time or both would constitute an Event of Default, has occurred and is continuing, or if any such event has occurred specifying any such event, and (2) the amount of Borrower’s audited net worth at such year-end; and
                    (D) promptly upon Borrower’s receipt thereof, copies of any written communications from certified public accountants or any other report Borrower deems material with respect to the financial condition or operations of Second Parties, taken as a whole; and
                    (E) promptly following the filing with the applicable internal revenue office complete copies of Borrower’s state and federal income tax returns; and
                    (F) promptly upon the Bank’s request, such other information about the financial condition and operations of Second Parties and/or any Subsidiary or

Subsidiaries of any Second Party as Bank may from time to time reasonably request. The form and level of detail of all financial statements must be reasonably acceptable to Bank in its sole discretion; and
                    (G) concurrently with the delivery of quarterly financial statements described in subsection (A) above, a certificate signed by the chief financial officer of Borrower, in a form reasonably acceptable to Bank and accompanied by calculations and relevant supporting materials, (a) certifying to Bank Borrower’s compliance with the financial covenants set forth in Sections 4(z)(i) and (ii) hereof at each quarter-end and (b) certifying no changes (or if any changes occurred, disclosing such changes) in any A.M. Best financial strength rating of Borrower or any of its related Subsidiaries.
          (k) Right of Inspection. Second Parties shall permit any officer, employee, or agent of Bank to inspect and examine the Collateral and the books of record and accounts of each Second Party and the books of record and accounts of each Subsidiary of a Second Party, to take copies and extracts from such books of record and accounts, and to discuss the affairs, finances, and accounts of each Second Party and its Subsidiaries with each Second Party’s accountants and auditors, all at such reasonable times and as often as Bank may reasonably desire and all reasonable and documented costs incurred by Bank in connection with such inspections and/or examinations shall be paid by Borrower promptly upon request of Bank.
          (l) Notice of Certain Events. Each Second Party shall promptly notify Bank if such Second Party learns of the occurrence of (i) any event that constitutes an Event of Default hereunder, together with a detailed statement of the steps being taken by either Second Party, as the case may be, to cure the effect of such Event of Default; or (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture, or other evidence of indebtedness of any Second Party or any Subsidiary of a Second Party with respect to a claimed default, together with a detailed statement specifying the notice given or other action taken by such holder and the nature of the claimed default and what action such Second Party or Subsidiary is taking or proposes to take with respect thereto; or (iii) any legal, judicial, or regulatory proceedings affecting any Second Party, any Subsidiary of any Second Party or the Collateral pledged to Bank, in which the amount involved is material and which could reasonably be expected to have a material and adverse effect on the Collateral or materially and adversely affect the business or financial condition of the Second Parties, taken as a whole; or (iv) excluding income tax audits, any dispute between any Second Party or any Subsidiary of a Second Party and any governmental or regulatory authority or any other person, entity, or agency which could reasonably be expected to jeopardize Bank’s security interest in the Collateral or interfere with the normal business operations of such Second Party; or (v) any material adverse change, either individually or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs, or circumstances of the Second Parties, taken as a whole, from those reflected in their financial statements or from the facts warranted or represented in any of the Loan Documents, including this Agreement.
          (m) Payment of Taxes. Each Second Party shall punctually pay and discharge and shall cause each of its Subsidiaries to punctually pay and discharge all taxes, assessments and governmental charges or levies imposed upon such Second Party or Subsidiary or upon the income or upon any of the property of such Second Party excepting, however, any taxes, assessments, charges, levies or claims which are in good faith being timely contested by any

Second Party or Subsidiary of a Second Party and are properly reserved against by such Second Party or Subsidiary.
          (n) Loan Documents. Second Parties will procure immediate delivery to Bank of all Loan Documents as required by Bank, properly executed by each Second Party that is a party thereto.
          (o) Intentionally Omitted.
          (p) Intentionally Omitted.
          (q) No Sale of Collateral. Second Parties agree that none of the Collateral consisting of any ownership or equity interest (including, without limitation, any legal, economic, beneficial or voting interest) in any entity may be sold or otherwise transferred by Borrower without the prior written approval of Bank, which approval may be withheld in the reasonable discretion of Bank. Other than the transfers of ownership interest expressly permitted in Section 4(w) hereof and transfers of interest by Guarantor or any of Guarantor’s Subsidiaries to a wholly owned Subsidiary of Guarantor, none of the ownership or equity interest (including, without limitation, any legal, economic, beneficial or voting interest) in any Subsidiary of Guarantor or any other assets of Guarantor shall be sold or otherwise transferred without the prior written consent of Bank, which consent may be withheld in Bank’s reasonable discretion (provided, however, Bank will not unreasonably withhold its consent to any transfer of ownership or equity interest in any Subsidiary by Guarantor to Borrower as long as (i) prior to any such transfer Borrower is able to demonstrate to Bank’s reasonable satisfaction that such transfer would not have a materially adverse effect on the net worth of Guarantor and (ii) if such Subsidiary was acquired (or any of its assets were acquired), in whole or in part, with funds drawn from the Credit Line, Borrower must at the time of such transfer either re-pay to Bank the amount advanced from the Credit Line related to such Subsidiary or pledge to Bank (pursuant to a pledge agreement reasonably acceptable to Bank) all the ownership and equity interest in such Subsidiary as additional Collateral for the Secured Obligations, subject to no other liens or encumbrances). Notwithstanding anything in this Agreement to the contrary, Borrower shall at all times own all the issued and outstanding stock in Guarantor and such stock shall be pledged to Bank under the Pledge Agreement subject to no other liens or encumbrances.
          (r) Secondary Security Interests Prohibited. (i) Each Second Party agrees that no secondary security interest will be conveyed in any of the Collateral without the prior written consent of Bank, which consent may be withheld in the sole discretion of Bank. (ii) Guarantor agrees that Guarantor will not grant or convey any security interest in any of Guarantor’s equity, economic, ownership, beneficial or voting interest in any Subsidiary of Guarantor or any other assets of Guarantor to any party other than Bank, without the prior written consent of Bank, which consent may be withheld in Bank’s reasonable discretion.
          (s) Other Debt. Without the prior written consent of Bank, which consent may be withheld in Bank’s sole discretion, neither Borrower nor Guarantor will create, incur, assume or suffer to exist any Debt in addition to Debt listed on Schedule 4(s) attached hereto except for (i) Debt under the Note or otherwise in favor of Bank, and (ii) other Debt which in the aggregate outstanding at any one time for Borrower and Guarantor on a consolidated basis does not exceed $10,000,000.00; provided that such limitation shall not apply in respect of any indebtedness incurred to finance (or refinance indebtedness incurred to finance) any acquisition permitted under Sections 4(t) or 4(hh) (any such Debt, “Acquisition Debt”).

          For purposes hereof, “Debt” shall mean (i) indebtedness or liability for borrowed money; (ii) obligations evidenced by bonds, debentures, notes, or other similar instruments; (iii) obligations for the deferred purchase price of property or services; (iv) obligations as lessee under capital leases; (v) obligations under letters of credit; (vi) obligations under acceptance facilities; (vii) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or entity, or otherwise to assure a creditor against loss, in each case, in respect of any items set forth in clauses (i) through (vi) above; and (viii) obligations secured by any liens, whether or not the obligations have been assumed, in respect of any item set forth in clauses (i) through (vii) above.
          (t) Fundamental Change. Neither Borrower nor Guarantor shall wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease or otherwise dispose of (whether in one transaction or a series of transactions) all or a material portion of its assets (whether now owned or hereafter acquired) to any Person or acquire (either directly or through a Subsidiary) all or substantially all of the assets or the business of any Person without the prior written consent of Bank, which consent Bank may withheld in its reasonable discretion, except that:
               (1) as long as Bank is given advance written notice thereof, any Subsidiary of Borrower or Guarantor may merge into or transfer its assets to Guarantor or a wholly owned Subsidiary of Guarantor;
               (2) Borrower or Guarantor may acquire (either directly or through a Subsidiary) the assets of or ownership interests in another company (or agency) provided (i) that

Bank is notified in writing thirty (30) days in advance of such acquisition, (ii) that Borrower provides Bank with information reasonably acceptable to Bank to demonstrate that following such acquisition Borrower will remain in compliance with the financial covenants set forth in Section (4)(z) of this Agreement, (iii) that such acquisition will not otherwise cause the occurrence of an Event of Default hereunder, and (iv) that if funds drawn from the Credit Line are used to fund such acquisition and the newly acquired entity will not be (or the assets being acquired will not be acquired by) a wholly-owned Subsidiary of Guarantor, then Bank must be granted a first priority security interest in all of the ownership, equity, economic, beneficial and voting interest in such acquired entity (or in such entity acquiring the assets of any company or agency) as security for the Secured Obligations by means of a pledge agreement acceptable to Bank in its reasonable discretion; provided that to the extent funds from the Credit Line used in such acquisition are repaid with Acquisition Debt, then Bank will upon written request from Borrower terminate the security interest granted to Bank in such acquired entity (or such entity acquiring the assets of any company or agency).
     (u) Loans to Affiliates, Members, Etc. Neither Borrower nor Guarantor shall make any loans to any affiliated entity of Borrower or Guarantor or to any shareholders, directors, officers, managers, employees or agents of Borrower or to any Person, without the prior express written consent of Bank which consent may be withheld in Bank’s reasonable discretion; provided, however, Borrower may make loans to its Subsidiaries as long as the aggregate amount of all of such loans outstanding at any one time do not exceed $5,000,000.00.
     (v) Indemnification. Second Parties, jointly and severally, will indemnify and hold harmless Bank from any claims arising by reason of the execution hereof or the consummation of the transactions contemplated hereby or any other Loan Document; provided that such indemnity shall not be available to the extent that such claims are determined by a court of competent jurisdiction in a final, non-appealable judgment to have resulted directly from the gross negligence or willful misconduct of Bank.
     (w) Change in Ownership. No material change in the ownership of Borrower, Guarantor, any Subsidiary of Borrower or any Subsidiary of Guarantor shall occur without the prior written approval of Bank, which approval may be withheld in Bank’s reasonable discretion (provided, however, Bank will not unreasonably withhold its consent to any transfer of ownership or equity interest in any Subsidiary by Guarantor to Borrower as long as (i) prior to any such transfer Borrower is able to demonstrate to Bank’s reasonable satisfaction that such transfer would not have a materially adverse effect on the net worth of Guarantor and (ii) if such Subsidiary was acquired (or any of its assets were acquired), in whole or in part, with funds drawn from the Credit Line, Borrower must at the time of such transfer either re-pay to Bank the amount advanced from the Credit Line related to such Subsidiary or pledge to Bank (pursuant to a pledge agreement reasonably acceptable to Bank) all the ownership and equity interest in such Subsidiary as additional Collateral for the Secured Obligations, subject to no other liens or encumbrances) . For purposes hereof, a “material change in the ownership” shall occur with respect to any entity if more than 10% of the total ownership interest (regardless of whether legal, equity and/or beneficial ownership) in any entity is transferred to any Person other than Guarantor or a wholly-owned Subsidiary of Guarantor (either in one transaction or a series of transactions) or if Guarantor ceases to have voting control of any of its Subsidiaries or Borrower ceases to have voting control over any of its Subsidiaries.

     (x) No Other Guaranties. Other than guaranties in favor of Bank and Borrower’s guaranties of the Debt of Borrower’s wholly owned Subsidiaries in an aggregate amount at any one time of no more than $3,000,000.00, no Second Party shall guarantee or become responsible for the Debt of any other Person without the prior written consent of Bank, which consent may be withheld in Bank’s reasonable discretion.
     (y) Accuracy of Representations and Warranties. All representations and warranties set forth in this Agreement or in any of the other Loan Documents are true, correct, complete and accurate in all material respects.
     (z) Additional Financial Covenants. Borrower hereby covenants and agrees with Bank:
          (i) Borrower and its Subsidiaries (which includes, without limitation, Guarantor) shall maintain on a consolidated basis a minimum debt service coverage ratio (“Debt Service Coverage Ratio”) of 2.25:1 as measured at each quarter-end.
          For purposes hereof, Debt Service Coverage Ratio shall be calculated as follows: EBITDA (i.e., earnings before interest expense, income tax expense, depreciation expense, and amortization expense less dividend distributions) for the trailing 12-month period divided by annual debt service (i.e., the prior 12-months’ current maturities of long-term debt to include capital lease obligations plus the trailing 12-month period’s interest expense, including, but not limited to, interest expense related to the lines of credit, trust preferred securities, redeemable preferred stock, subordinated debentures to Summit Partners, L.P. and any other debt facility.
          (ii) Borrower and its Subsidiaries (which includes, without limitation, Guarantor) shall maintain on a consolidated basis a maximum debt-to-EBITDA ratio of 4.75:1 as measured at each quarter end.
          For the purposes of this calculation, debt will include, without limitation, the following: principal balance on any lines of credit, trust preferred securities, redeemable preferred stock, subordinated debentures to Summit Partners, L.P., capital lease obligations, any off-balance sheet items, and all other debt facilities.
          For purposes of this calculation, EBITDA will be defined as provided in subpart (i) above on a trailing twelve month basis.
          (iii) Borrower and its Subsidiaries that are rated by A.M. Best will have no deterioration in their A.M. Best Financial Strength Ratings below the B+ secure rating.
          (iv) Borrower shall maintain a minimum audited net worth of $50,000,000.00 measured annually at each fiscal year-end of Borrower.
     (aa) OFAC. No Second Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.
     (bb) Patriot Act, Etc. Each Second Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
     (cc) Change of Name; Structure Dissolution. Neither Borrower nor Guarantor nor any Subsidiary of Borrower and/or Guarantor shall in any way alter its organizational or capital structure (other than changes in ownership permitted under Section 4(w) of this Agreement or fundamental changes permitted under Section 4(t) of this Agreement), or with respect to any Second Party, amend in any material respect its organizational documents without obtaining Bank’s prior written consent, which consent may be withheld in Bank’s reasonable discretion. Neither Borrower nor Guarantor shall change its name unless written notice of such name change is given to Bank within ten (10) days of the effective date of such name change.
     (dd) Intentionally Omitted.
     (ee) Depository. Each Second Party shall utilize Bank and its affiliates as its primary depository institutions.
     (ff) Intentionally Omitted.
     (gg) Senior Debt. The Liabilities shall be considered senior debt of Borrower and will be on par with other debt of Borrower to Bank and senior to current subordinate debt and preferred securities.
     (hh) Subsidiaries. Second Parties have no Subsidiaries other than those listed on Schedule 4(hh) attached hereto and the ownership of each such Subsidiary is as set forth on Schedule 4(hh) hereof. No Second Party will acquire any Subsidiary (either directly or through another Subsidiary) unless (i) Borrower demonstrates to Bank’s reasonable satisfaction that following the acquisition of such Subsidiary Borrower will be in compliance with the financial covenants of Section 4(z) of this Agreement, and such acquisition of such Subsidiary will not otherwise give rise to an Event of Default under this Agreement, and (ii) if such Subsidiary is being acquired in connection with the acquisition of a business or company (or agency) utilizing any funds drawn from the Credit Line, such newly acquired Subsidiary will be directly or indirectly wholly owned by Guarantor or if not wholly owned by Guarantor, 100% of the ownership, legal, equity, voting, economic and beneficial interest in such Subsidiary shall be pledged to Bank as security for the Secured Obligations pursuant to a pledge and security agreement acceptable to Bank subject to no other liens or encumbrances; provided that to the extent funds from the Credit Line used in such acquisition are repaid with Acquisition Debt, then Bank will upon written request from Borrower terminate the security interest granted to Bank in such acquired Subsidiary (or such entity acquiring the assets of any company or agency).
     (ii) Other Matters. To each Second Party’s knowledge, no information, exhibit, schedule or report furnished or to be furnished by any Second Party to Bank in connection with this Agreement contains or will contain any material misstatement of fact, or fails or will fail to state any material fact, the omission of which would render the statements therein materially false or misleading.
     5. EVENTS OF DEFAULT.
The occurrence of any one or more of the following events or conditions shall constitute an Event of Default for the purposes of this Agreement:
     (a) Borrower fails to pay the principal of, or interest on, the Note or any of the other Liabilities as and when due and payable; or
     (b) Failure of any Second Party to comply with any covenant or agreement contained herein or the occurrence of any other breach or default hereunder on the part of any Second Party (provided, however, except with respect to defaults addressed in 5(a) above or elsewhere in this Section 5, Second Parties shall have (i) ten (10) days after written notice of such failure shall have been given by Bank to Second Parties to cure any such failure that can be cured by the payment of money and (ii) shall have thirty (30) days after written notice of such failure shall have been given by Bank to Second Parties to cure any such failure that cannot be cured by the payment of money); or
     (c) Any representation, warranty or statement made by or on behalf of Second Parties or any Second Party herein or in any of the Loan Documents or in any certificate, report, schedule, representation, statement or other writing at any time delivered pursuant hereto or thereto in connection herewith or therewith is untrue in any material respect as of the date made; or
     (d) Any Second Party makes a general assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for the appointment of a custodian, receiver or trustee for any Second Party or any substantial part of the assets of any Second Party, or commences any proceeding under any bankruptcy, reorganization, rearrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there is filed any such petition or application, or any such proceeding is commenced against any Second Party, in which an order for relief is entered or which remains undismissed for a period of 60 days or more; or if any Second Party by any act or omission indicates any Second Party’s consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or in the appointment of a custodian, receiver or any trustee for any Second Party or any substantial part of the properties of any Second Party and suffers any such custodianship, receivership or trusteeship to continue undismissed for a period of 60 days or more; or
     (e) Any Second Party conceals, removes, or permits to be concealed or removed, any part of the property of any Second Party, with intent to hinder, delay or defraud creditors or any of them, or makes or suffers a transfer of any property of any Second Party to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or suffers or permits, while insolvent, any creditor to obtain a lien upon any of any Second Party’s property through legal proceedings or distraint which is not vacated within 30 days from the date thereof; or
     (f) Except as permitted by Sections 4(q), 4(r) and 4(hh) of this Agreement, should any Second Party sell, encumber, convey or otherwise transfer any interest in the Collateral contemplated in this Agreement or any of the Loan Documents or any portion thereof without the prior written consent of Bank; or
     (g) Except as provided in Section 4(t) above, any Second Party is dissolved or liquidated or loses its separate identity through any merger, consolidation or reorganization without Bank’s prior written approval; or
     (h) The occurrence or continuation of any default or Event of Default by or attributable to Borrower under or in connection with any security deed, mortgage, deed of trust, lease, security agreement, note, bond indenture, loan agreement or similar instrument or agreement in amounts in excess of $500,000.00 to which Borrower is now or may hereafter be a party or by which Borrower or any of its property is now or may hereafter be bound or affected; or
     (i) Any judgment or judgments in excess of $500,000, in the aggregate, be entered against any Second Party and remains unpaid, unstayed or undismissed for a period of more than thirty (30) days after the right to appeal has expired, excluding judgments, fully covered by any Second Party’s insurance; or
     (j) Occurrence of any Event of Default under, and as defined in, that certain Amended and Restated Loan and Line of Credit Agreement among the parties hereto dated as of June 20, 2007 (which Loan Agreement relates to another $15,000,000.00 line of credit established by Bank for Borrower) or any amendment or extension thereof or under any of the Loan Documents (as defined in such Loan Agreement); or
     (k) If any event occurs under any instrument, bond, debenture, note or other evidenced of indebtedness made by any Second Party to any third party which would authorize the acceleration of any debt to any such third party the acceleration of which would reasonably be expected to materially affect such Second Party’s ability to perform its obligations under or comply with the terms of any of the Loan Documents or such Second Party’s ability to pay when due amounts owed by such Second Party to Bank; or
     (m) Occurrence of an Event of Default under, and as defined in, the Note, the Pledge Agreement or any of the other Loan Documents; or
     (n) Guarantor fails to observe any term, covenant or agreement under the Guaranty.
6. REMEDIES.
     (a) General. Upon the occurrence and during the continuance of an Event of Default, Bank shall have and at its option may exercise, at any time and from time to time and without notice to any of the Second Parties, each, any and all of its rights and remedies herein and in the Note, the Pledge Agreement and other Loan Documents provided or which are otherwise available to Bank under applicable law, including but not limited to its right to declare accelerated and thereby render immediately due and payable all indebtedness herein contemplated, to enforce collection of said indebtedness from any or all of Second Parties by suit or other lawful means, and to exercise any and all rights of foreclosure provided in the Pledge Agreement and the other Loan Documents or which are otherwise available to Bank with respect to the Collateral. All such rights and remedies are and shall be cumulative and may be exercised singly, concurrently or in such combinations as Bank from time to time may elect. The failure to exercise any such remedy shall not constitute a waiver thereof, nor shall any partial or ineffectual use of any such remedy prevent the subsequent or concurrent resort to the same or any other remedy or remedies. It is intended that this clause shall be broadly construed so that all remedies herein provided for or otherwise available to Bank shall continue and be each and all available to Bank until all sums due it by reason of the transactions and obligations contemplated by this Agreement have been fully paid and fully discharged without loss or damage to Bank.
     (b) Set-off. Upon the occurrence and during the continuance of any Event of Default, as long as permitted by applicable law, Bank is authorized at any time and from time to time, without notice to any of Second Parties (any such notice being expressly waived by each of Second Parties), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by Bank to or for the credit or the account of any Second Party to the payment of the Liabilities in such order of application as Bank shall deem appropriate, in its sole discretion. Bank agrees promptly to notify the applicable Second Party after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Bank under this subsection (b) are in addition to other rights and remedies (including but not limited to other rights of set-off) that Bank may have. And in the event of Bank’s sale of any participation in any loan or loans herein contemplated, each participating lender shall have and may exercise, to the extent of its participation, the same rights of set-off and related rights as those provided for Bank in this subsection (b).
7. MISCELLANEOUS.
     (a) Incorporation by Reference; Conflicts. Each of the Loan Documents, whether delivered to and accepted by Bank contemporaneously herewith or from time to time hereafter, shall be and hereby are incorporated herein and made a part hereof by this reference. In the event of any inconsistencies among any of the terms or provisions that appear in this Agreement and the other Loan Documents, the terms and provisions of this Agreement shall control. All covenants and agreements of Borrower and Guarantor contained in this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
     (b) Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, by electronic mail, or sent by certified United States Mail, postage prepaid, or sent by a nationally recognized overnight courier provided a receipt for delivery is obtained from the recipient, to the other party at the address set forth below, or at such other address within the continental United States of America as may have theretofore been designated in writing to the other party. Any such notice or other document shall be deemed delivered (i) if personally delivered, when actually received by the party to whom directed at the address specified pursuant to this Section, or (ii) if sent by electronic mail, upon sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), or (iii) if sent by U.S. Mail, three (3) days after such notice or document is deposited in the United States Mail, addressed as provided above, or (iv) if sent by overnight courier, addressed as provided below on the date of receipt or refusal to accept delivery, as evidenced on the return receipt or other shipping invoice. For the purposes of this Agreement:

If to Borrower:
Fortegra Financial Corporation
Attn: John Short
100 West Bay Street
P. O. Box 44130
Jacksonville, Florida 32231
jshort@fortegra.com
If to Guarantor:
LOTS Intermediate Co.
Attn: John Short
100 West Bay Street
P. O. Box 44130
Jacksonville, Florida 32231
jshort@fortegra.com
If to Bank:
Columbus Bank and Trust Company
Attn: Neill Hatcher, Corporate Banking
1137 First Avenue, Uptown Center
(Post Office Box 120)
1148 Broadway
Columbus, Georgia 31901 (31902)
neillhatcher@columbusbankandtrust.com
     (c) Invalidity. In the event that any one or more of the provisions contained in the Note, this Agreement or any of the other Loan Documents for any reason shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of the Note, this Agreement or any of the other Loan Documents.
     (d) Survival. This Agreement and the rights and obligations of the parties hereunder shall survive until the Liabilities have been paid in full and Bank has no further obligation to advance funds under the Credit Line.
     (e) Successors and Assigns. All covenants and agreements made by or on behalf of any one or more Second Party in this Agreement and in the other Loan Documents shall be fully binding upon such Second Party and its successors and assigns, and shall inure to the benefit of Bank and its successors and assigns. The words “Bank”, “Borrower” and “Guarantor” shall include their respective successors and assigns, except neither Borrower nor Guarantor may assign or transfer any of their respective rights under any Loan Documents to which it is a party without the prior written consent of Bank, which consent may be withheld in Bank’s sole discretion.
     (f) Renewal Notes. All provisions of this Agreement relating to the Note or the indebtedness represented thereby shall apply with equal force and effect to each and all (if any) promissory notes henceforth executed which in whole or in part represent a renewal, extension (for any period), increase, or rearrangement of any part of the indebtedness originally represented by the Note or of any part of such indebtedness, except as otherwise specifically agreed to in writing between Bank and Borrower at that time. Nothing contained herein shall obligate in any way Bank to extend or renew the Note, any such extension or renewal to be in the sole and unlimited discretion of Bank.
     (g) Non-Waiver. No action or course of dealing on the part of Bank, its officers, employees, consultants, or agents, nor any failure or delay by Bank with respect to its exercise of any right, power, or privilege of Bank under this Agreement or other Loan Documents shall operate as a waiver thereof. No waiver by Bank of any default on the part of any Second Party hereunder or under any of the other Loan Documents shall be considered a waiver of any other or subsequent default, and no exercise or enforcement of any rights or powers hereunder or under any of the other Loan Documents by Bank shall be held to exhaust such rights or powers and every such right and power may be exercised from time to time by Bank.
     (h) Rights Cumulative. All rights and remedies of Bank under this Agreement and other Loan Documents shall be cumulative and not exclusive of any and all other rights and remedies available to Bank at law, in equity or otherwise. The exercise or partial exercise of any such right or remedy shall not preclude other or further exercise of the same or any other right or remedy.

     (i) Governing Law. This Agreement constitutes a contract made by the parties in the State of Georgia, and shall be construed in accordance with and governed by the laws of that State.
     (j) Titles of Sections, etc. All titles or headings to sections, subsections, or other divisions of this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such sections or other divisions.
     (k) Time of Essence. Time is of the essence with regard to each and every provision of this Agreement and the other Loan Documents.
     (l) Counterparts. This Agreement may be executed in multiple counterparts, and it shall not be necessary that the signatures of all parties be contained on any one counterpart. Each counterpart shall be deemed an original, and all such counterparts collectively shall constitute one and the same instrument.
     (m) Amendment. No amendment or modification of this Agreement shall be effective unless in writing and signed by the parties hereto.
     (n) Third Party Reliance. Bank has not entered into this Agreement for the purpose of giving any assurance to any party other than Second Parties that Bank will extend the Credit Line herein contemplated, and no other person, firm, or corporation shall be authorized to rely on this Agreement in dealing with any Second Party in any matter concerning the subject matter hereof.
     (o) Costs, Expenses and Taxes. Borrower shall pay on demand all reasonable out-of-pocket costs and expenses of Bank (including reasonable fees and out-of-pocket expenses of Bank’s counsel) in connection with the preparation, execution, delivery, and administration of this Agreement and other Loan Documents delivered or to be delivered pursuant to or in connection with this Agreement, and all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by Bank in connection with any enforcement of this

Agreement or any other Loan Documents, or to enforce, protect, defend, liquidate, and/or administer any Collateral herein contemplated. In addition, Borrower agrees to pay and to hold Bank harmless from any liability for any intangibles taxes, stamp or other taxes or fees which may be required for the filing and recording of any necessary UCC financing statements or which may be imposed by the State of Georgia, State of Delaware or any agency or instrumentality thereof in conjunction with the Credit Line. Borrower shall promptly reimburse Bank on demand for all amounts expended, advanced, or incurred by Bank to satisfy any obligation of any Second Party under this Agreement or any other Loan Documents, or to perfect the liens in favor of Bank, or to protect the properties or business of any Second Party, or to collect the indebtedness of any Second Party to Bank, or to enforce any rights of Bank under this Agreement or any other Loan Documents, which amounts will include all court costs, reasonable attorneys’ fees, fees of auditors and accountants, and investigation expenses reasonably incurred by Bank in connection with any such matters, together with interest thereon at the Default Rate of interest as set forth in the Note, but in no event in excess of the maximum lawful rate of interest permitted by applicable law on each such amount. All obligations for which this subsection (o) provides shall survive any termination of this Agreement.
     (p) WAIVER OF TRIAL BY JURY. EACH SECOND PARTY AND BANK HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE RELATING DIRECTLY ON INDIRECTLY TO THE LOAN, THIS AGREEMENT, OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF BANK, OR ANY OFFICERS, EMPLOYEES OR DIRECTORS OF THE BANK IN CONNECTION THEREWITH.

     (q) Entire Agreement. This Agreement, together with the other Loan Documents and the documents and instruments contemplated by this Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with regard to the subject matter hereof. No promises, covenants, representations or agreements other than as expressly set forth in the Loan Documents have been made to or with any Second Party, and Second Parties expressly represent and warrant that no Second Party is relying on any promises, covenants, representations or agreements other than as expressly set forth in the Loan Documents in entering into the transactions contemplated by the Loan Documents. Without in any way limiting the generality of the foregoing, the parties hereto hereby agree that such, if any, commitment letter previously executed among the parties hereto with regard to the loan transaction contemplated by this Agreement shall be merged with this Agreement and shall not survive the execution hereof.
     (r) Participation. It is understood that Bank from time to time may sell participations in the Loan contemplated by this Agreement and enter into participation agreements with one or more participating lenders selected by Bank, upon terms and conditions satisfactory to Bank. No notice to any of Second Parties and no consent by any of Second Parties shall be required with regard to any such participation.
     (s) Electronic Transmission of Data. Bank and Second Parties agree that certain data related to the Credit Line (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Second Parties and/or Bank and their affiliates and other Persons involved with the subject matter of this Agreement. Each Second Party acknowledges and agrees that (a) there are risks associated with the use of electronic transmission and that Bank does not control the method of transmittal or service providers, (b) Bank has no obligation or responsibility whatsoever and assumes no duty or obligation for the security, receipt or third party interception of any such transmission, and (c) each Second Party will release, hold harmless and indemnify Bank from any claim, damage or loss, including that arising in whole or part from Bank’s strict liability or sole, comparative or contributory negligence, which is related to the electronic transmission of data, except to the extent that such claim, damage or loss arises from the gross negligence or willful misconduct of Bank.

IN WITNESS WHEREOF, Second Parties and Bank have each executed and delivered these presents, Borrower acting by and through its duly authorized corporate officer, Guarantor acting by and through its duly authorized corporate officer, and Bank acting by and through its duly authorized corporate officer, under their respective seals, as of the day and year first above written.

BORROWER: FORTEGRA FINANCIAL CORPORATION, a Georgia corporation
By:	/s/ Richard S. Kahlbaugh
	Name:	Richard S. Kahlbaugh
	Title:	Chief Executive Officer and President

(CORPORATE SEAL)

GUARANTOR: LOTS INTERMEDIATE CO., a Delaware corporation
By:	/s/ Richard S. Kahlbaugh
	Name:	Richard S. Kahlbaugh
	Title:	Chief Executive Officer and President

(CORPORATE SEAL)

BANK: COLUMBUS BANK AND TRUST COMPANY, a Georgia banking corporation
By:	/s/ Neill Hatcher
Neill Hatcher, Senior Vice President

(BANK SEAL)